EXHIBIT 25.a

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               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                       __________________

                            FORM T-1

                    STATEMENT OF ELIGIBILITY
            UNDER THE TRUST INDENTURE ACT OF 1939 OF
           A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                       __________________

              CHECK IF AN APPLICATION TO DETERMINE
              ELIGIBILITY OF A TRUSTEE PURSUANT TO
                    SECTION 305(B)(2) _______
                       __________________

             UNITED STATES TRUST COMPANY OF NEW YORK
       (Exact name of trustee as specified in its charter)

New York                                       13-5459866
(Jurisdiction of incorporation                  (I.R.S.
employer
if not a U.S. national bank)                  identification
No.)

114 West 47th Street                            10036-1532
New York, NY                                   (Zip Code)
(Address of principal
executive offices)
                       __________________

                            CITICORP
       (Exact name of obligor as specified in its charter)

                Delaware                      13-2614988
            (State or other jurisdiction of        (I.R.S.
employer
         incorporation or organization)       identification
No.)

              399 Park Avenue
            New York, New York                   10043
   (Address of principal executive offices)    (Zip Code)
                       __________________

                              NOTES
               (Title of the indenture securities)

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
                             GENERAL

1.     General Information
       -------------------

       Furnish the following information as to the trustee:

       (a)    Name and address of each examining or
              supervising authority to
              which it is subject.

              Federal Reserve Bank of New York (2nd District),
              New York, New York
              (Board of Governors of the Federal Reserve System)

              Federal Deposit Insurance Corporation,
                Washington, D.C.

              New York State Banking Department,
                Albany, New York

       (b) Whether it is authorized to exercise corporate trust powers.

              The trustee is authorized to exercise corporate trust powers.

2.     Affiliations with the Obligor
       -----------------------------

       If the obligor is an affiliate of the trustee, describe each such affiliation.

              None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

    Citicorp currently is not in default under any of its outstanding securities for which United States Trust Company of New
York is Trustee.
    Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10,
11, 12, 13, 14
    and 15 of Form T-1 are not required under General
Instruction B.

16. List of Exhibits.
    ----------------

    T-1.1 - "Chapter 204, Laws of 1853, An Act to Incorporate the United
           States Trust Company of New York, as Amended", is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 20, 1991 with the Securities and Exchange Commission (the
"Commission")
           pursuant to the Trust Indenture Act of 1939
(Registration No.
           2221291).

    T-1.2 - The trustee was organized by a special act of the New York
           Legislature in 1853 prior to the time that the New
York Banking
           Law was revised to require a Certificate of authority to commence business.
Accordingly, under
           New York Banking Law, the Charter (Exhibit T-1.1) constitutes an equivalent of a certificate of authority to commence business.

    T-1.3 - The authorization of the trustee to exercise corporate trust powers is contained in the Charter (Exhibit T-1.1).

    T-1.4  - The By-laws of the United States Trust Company of
New York, as
           amended to date, are incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 20, 1991 with the Commission pursuant to the Trust Indenture Act of 1939
(Registration No.
           2221291).

    T-1.6  - The consent of the trustee required by Section
321(b) of the Trust
           Indenture Act of 1939.

    T-1.7 - A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.


NOTE

As of May 22, 1995, the trustee had 2,999,020 shares of Common
Stock outstanding,
all of which are owned by its parent company, U.S. Trust
Corporation.  The term
"trustee" in Item 2, refers to each of United States Trust
Company of New York
and its parent company, U.S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                       __________________

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee,
United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 22nd day of May, 1995.



                             UNITED STATES TRUST COMPANY OF
                                  NEW YORK, Trustee


                             By:  /S/ Cynthia Chaney
                                  ______________________
                                  Cynthia Chaney
                                  Assistant Vice President

Exhibit T-1.6

The consent of the trustee required by Section 321(b) of the Act.

             United States Trust Company of New York
                      114 West 47th Street
                       New York, NY  10036


March 19, 1992



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S.
Trust") hereby consents that reports of examinations of U.S.
Trust by Federal,
State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



Very truly yours,


UNITED STATES TRUST COMPANY
         OF NEW YORK


         ____________________________
By:      S/Gerard F. Ganey
         Senior Vice President

                                             EXHIBIT T-1.7

               Consolidated Report of Condition of
             United States Trust Company of New York
and Foreign and Domestic Subsidiaries, a member of the Federal
Reserve System,
at the close of business on March 31, 1995, in accordance with a call made by the
Federal Reserve Bank of this District pursuant to the provisions of the Federal
Reserve Act.

                                                      Dollar Amounts
                             ASSETS                    in Thousands
Cash and balances due from depository institutions:
    a.   Noninterest bearing balances and
              currency and coin:                      $    172,519
    b.   Interest bearing balances:                         50,000
Securities                                                 538,152
Federal funds sold and securities purchased under
    agreements to resell                                   337,554
Loans                             1,270,262
LESS: Allowance credit losses        13,215
Net Loans                                                1,257,047
Premises and Equipment                                     103,800
Other assets                                               120,886

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TOTAL ASSETS:                                           $2,579,958

    LIABILITIES
Deposits:                                               $2,166,456
   (1) Non interest bearing          915,446
   (2) Interest bearing            1,251,010
Federal funds purchased, securities sold under
agreements to repurchase and other borrowings              107,583
Accounts Payable & Accrued Liabilities                      99,004
Long Term Debt                                              11,227

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TOTAL LIABILITIES:                                     $ 2,384,270

                         EQUITY CAPITAL
Common Stock                                              $ 14,995
Capital Surplus                                             41,500
Undivided profits and capital reserves                     137,599
Net unrealized holding gains (losses)
  on available-for-sale securities                          (1,594)
TOTAL EQUITY CAPITAL:                                    $ 195,688

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TOTAL LIABILITY AND EQUITY CAPITAL:                      $2,579,958

I, RICHARD E. BRINKMANN, SENIOR VICE PRESIDENT & CONTROLLER, of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the
Federal Reserve System and is true to the best of my knowledge and belief.

    RICHARD E. BRINKMANN, SVP & CONTROLLER
                    March 31, 1995

We, the undersigned directors, attest the correctness of this Report of
Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

H. MARSHALL SCHWARZ     )  Directors
JEFFREY S. MAURER       )
FREDERICK S. WONHAM     )